UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 20, 2004


                                AIRGATE PCS, INC.

             (Exact name of Registrant as specified in its charter)


    Delaware                        027455                          58-2422929

(State or other            (Commission File Number)              (IRS Employer
  jurisdiction of                                               Identification
  incorporation)                                                     Number)


Harris Tower, 233 Peachtree Street N.E., Suite 1700                     30303
Atlanta, Georgia

(Address of principal executive offices)                            (Zip Code)

                                 (404) 525-7272

              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)




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Item 5.      Other Events

     On February 20, 2004, AirGate PCS, Inc., a Delaware corporation, closed its previously-announced public and private exchange offers, pursuant to which the company exchanged newly-issued shares of its common stock and newly-issued 9-3/8% senior subordinated secured notes for its outstanding 13.5% senior subordinated discount notes. In connection with the closing of the exchange offers, AirGate entered into, among other agreements, the agreements listed below. These agreements are attached hereto as exhibits and are incorporated herein by reference.



Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits.

     Exhibit No.                        Description
     -----------                        -----------

     4.1 Third Supplemental Indenture, dated as of February 20, 2004, by and among AirGate PCS, Inc., AGW Leasing Company, Inc., AirGate Network Services, LLC, AirGate Service Company, Inc., and Deutsche Bank Trust Company Americas

     4.2 Indenture for 9-3/8% senior subordinated secured notes due 2009, dated as of February 20, 2004, by and among AirGate PCS, Inc., AGW Leasing Company, Inc., AirGate Network Services, LLC, AirGate Service Company, Inc., and The Bank of New York




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AIRGATE PCS, INC. (Registrant)


Date: February 25, 2004                   By:  /s/ William H. Seippel
                                               ------------------------
                                               Name:    William H. Seippel
                                               Title:   Chief Financial Officer




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                                  EXHIBIT INDEX


         Exhibit No.                   Description
         -----------                   -----------

          4.1 Third Supplemental Indenture, dated as of February 20, 2004, by and among AirGate PCS, Inc., AGW Leasing Company, Inc., AirGate Network Services, LLC, AirGate Service Company, Inc., and Deutsche Bank Trust Company Americas

          4.2 Indenture for 9-3/8% senior subordinated secured notes due 2009, dated as of February 20, 2004, by and among AirGate PCS, Inc., AGW Leasing Company, Inc., AirGate Network Services, LLC, AirGate Service Company, Inc., and The Bank of New York





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